Exhibit 14

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 7, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of the State Street Research Tax-Exempt Fund, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Experts" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLC
Boston, MA
November 27, 2002